Exhibit 10.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
STOCK SUBSCRIPTION WARRANT
To Purchase Common Stock of
CTC Communications Group, Inc.
Date of Initial Issuance:    May 1, 2002
Number of Shares:            272,067
Initial Warrant Price:       $2.408
Expiration Date:              May 1, 2009
THIS CERTIFIES THAT for value received, CISCO SYSTEMS CAPITAL
CORPORATION, a Nevada corporation, or its registered assigns (hereinafter called "Holder"), is entitled to purchase from CTC COMMUNCATIONS GROUP, INC. a Delaware corporation ("Company"), at any time during the Term of this Warrant, two hundred seventy-two thousand sixty seven (272,067) shares of common stock of Company (the "Common Stock"), at the Warrant Price, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained. This Warrant may be exercised in whole or in part.
SECTION 1.	Definitions.
For all purposes of this Warrant, the following terms shall have the meanings indicated (any capitalized terms used herein and not otherwise defined herein to have the meanings ascribed to them in the Agreement):
"Agreement" shall mean the Amended and Restated Master Agreement to
Lease Equipment, dated as of February 27, 2002, between the CTC Communications Corp., as lessee, and Holder, as lessor.
"Common Stock" shall mean and include Company's authorized common stock, as constituted at the date hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.
"Term of this Warrant" shall mean the period beginning on the date of initial issuance hereof and ending on the seventh (7th) anniversary of such date of initial issuance.
"Warrant Price" shall mean $2.408 per share, subject to adjustment in accordance with Section 5 hereof.
"Warrants" shall mean this Warrant and any other Warrant or Warrants issued in connection with the Agreement to the original holder of this Warrant or issued to any transferees of such original holder or subsequent holder.
"Warrant Shares" shall mean shares of Common Stock, subject to adjustment or change as herein provided, purchased or purchasable by Holder upon the exercise hereof.
SECTION 2.	Exercise of Warrant.
2.1	  Procedure for Exercise of Warrant.
  To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), Holder shall deliver to Company at its office referred to in Section 14 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form of Exhibit A attached hereto, (ii) cash, certified or official bank check payable to the order of Company, wire transfer of funds to Company's account, or cancellation of any indebtedness of Company to Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 6) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of Company referred to in Section 14 hereof, together with the Notice of Exercise, in which event Company shall issue to Holder that number of whole shares of Common Stock computed using the following formula:
          CS = WCS x (CMP-WP)
----------------------------------------
                 CMP
Where
CS	equals the number of shares of Common Stock to be issued to
Holder
WCS	equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being
exercised, the portion of the Warrant being exercised (at the date of such calculation)
CMP	equals the Current Market Price (at the date of such
calculation)
WP	equals the Warrant Price (as adjusted to the date of such
calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of Holder or such other name or names as may be designated by Holder, shall be delivered to Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares
(except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which Holder shall have complied with the conditions for exercise of this Warrant set forth above, irrespective of the date of delivery of such certificate, except that, if the date of such compliance is a date when the stock transfer books of Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
2.2	  Transfer Restriction Legend.
  Each certificate for Warrant Shares shall bear the following legend
(and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the
Securities Act:
"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for Holder thereof (which counsel shall be reasonably satisfactory to Company) the securities represented thereby are not, at such time, required by law to bear such legend.
SECTION 3.	Covenants as to Common Stock.
  Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that it shall pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. Company further covenants and agrees that Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, Company shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.
SECTION 4.	Representations and Warranties Regarding Capitalization Issues
..  As of the date immediately preceding the date of this Warrant :
(i)	The authorized capital of the Company consists of (A) 100
million shares of common stock, of which 27,206,681 shares are issued and outstanding, and (B) 10 million shares of preferred stock, of which 200,000 shares are issued and outstanding and are convertible into 4,000,000 shares of common stock at $50.00 per share.  In addition, the Company has declared a preferred stock dividend of 715,683 shares of preferred stock, which are convertible into common stock at $50.00 per share.
(ii)	The Company has reserved (A) 4,926,839 shares of common stock for issuance under its Nonqualified Stock Option Plan, under which
4,111,474 options are outstanding at an average price of $7.15 per share,
(B) 8,255,621 shares of common stock for issuance under its Incentive Stock Option Plan, under which 4,410,130 options are outstanding at an average price of $9.12 per share, and (C) an additional 1,328,519 shares of common stock for issuance under warrants to the following entities at an average price of $4.93 per share: 283,249 to Spectrum; 45,000 to Fleet/Goldman
Sachs; 83,333 to Relational Funding; 103,824 to Toronto Dominion; 542,075
to Cisco Systems Capital Corporation; and 271,038 shares to the syndicate of lenders under the credit facility with Toronto Dominion (Texas), Inc.
There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company, or any calls, commitments or claims of any character relating to, its capital stock or other securities.
(iii)	No shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.
SECTION 5.	Adjustment of Number of Shares
..  Upon each adjustment of the Warrant Price as provided in
Section 6, Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.
SECTION 6.	Adjustment of Warrant Price
..  The Warrant Price shall be subject to adjustment from time to time as follows:
(i)	If Company shall at any time or from time to time during the
Term of this Warrant issue shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing:
(A) an amount equal to the sum of
(x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below)
immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus
(y) the consideration received by Company upon such issuance, by
(B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below)
immediately after the issuance of such Common Stock.
For the purposes of any adjustment of the Warrant Price pursuant to this clause (i), the following provisions shall be applicable:
1.	In the case of the issuance of Common Stock for cash, the
consideration shall be deemed to be the amount of cash paid
therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by Company for any underwriting or otherwise in connection with the issuance and sale thereof.
2.	In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of Company,
irrespective of any accounting treatment; provided, however, that such fair market value as determined by the Board of
Directors, together with any cash consideration being paid,
shall not exceed an aggregate amount equal to the product of
(i) the aggregate Current Market Price per share of Common
Stock as determined as provided in clause (vii) below,
multiplied by (ii) the number of shares of Common Stock being issued in such issuance.
3.	In the case of the issuance of (i) options to purchase or
rights to subscribe for Common Stock, (ii) securities or
obligations by their terms convertible into or exchangeable for
Common Stock or (iii) options to purchase or rights to
subscribe for such convertible or exchangeable securities or obligations:
(A)	the aggregate maximum number of shares of Common Stock
deliverable upon exercise of such options to purchase or
rights to subscribe for Common Stock shall be deemed to
have been issued at the time such options or rights were
issued and for a consideration equal to the consideration
(determined in the manner provided in subdivisions (1)
and (2) above with the proviso in subdivision (2) being
applied to the number of shares of Common Stock
deliverable upon such exercise), if any, received by
Company upon the issuance of such options or rights plus
the minimum purchase price provided in such options or
rights for the Common Stock covered thereby;
(B)	the aggregate maximum number of shares of Common Stock
deliverable upon conversion of or in exchange for any
such convertible or exchangeable securities or
obligations or upon the exercise of options to purchase
or rights to subscribe for such convertible or
exchangeable securities or obligations and subsequent
conversions or exchanges thereof shall be deemed to have
been issued at the time such securities or obligations
were issued or such options or rights were issued and for
a consideration equal to the consideration received by
Company for any such securities or obligations and
related options or rights (excluding any cash received on
account of accrued interest or accrued dividends), plus
the additional consideration, if any, to be received by
Company upon the conversion or exchange of such
securities or obligations or the exercise of any related
options or rights (the consideration in each case to be
determined in the manner provided in subdivisions (1) and
(2) above with the proviso in subdivision (2) being
applied to the number of shares of Common Stock
deliverable upon such conversion, exchange or exercise);
(C)	on any change in the number of shares of Common Stock
deliverable upon exercise of any such options or rights
or conversion of or exchange for such convertible or
exchangeable securities or obligations, other than a
change resulting from the antidilution provisions
thereof, the Warrant Price shall forthwith be readjusted
to such Warrant Price as would have obtained had the
adjustment made upon the issuance of such options, rights
or securities or obligations not converted prior to such
change or options or rights related to such securities or
obligations not converted prior to such change being made
upon the basis of such change; and
(D)	on the expiration of any such options or rights, the
termination of any such rights to convert or exchange or
the expiration of any options or rights related to such
convertible or exchangeable securities or obligations,
the Warrant Price shall forthwith be readjusted to such
Warrant Price as would have obtained had the adjustment
made upon the issuance of such options, rights,
securities or options or rights related to such
securities or obligations being made upon the basis of
the issuance of only the number of shares of Common Stock
actually issued upon the conversion or exchange of such
securities or obligations or upon the exercise of the
options or rights related to such securities or
obligations.  "Excluded Stock" shall mean shares of
Common Stock issued by Company (1) under any circumstance
for which an adjustment is provided in clauses (iii) or
(iv) of this Section 6 or in Section 8, and (2) in
connection with the issuance of Common Stock (including
any share of Common Stock deemed to have been issued
pursuant to subdivision (3) of clause (i) above)
(appropriately adjusted for stock splits and
combinations) to directors, officers, or employees of, or
consultants to, Company under any stock option or other
similar incentive plan approved by the Board of Directors
of Company as in effect on the date of this Warrant.
(ii)	"Excluded Stock" shall mean shares of Common Stock issued by
Company (1) under any circumstance for which an adjustment is provided in clauses (iii) or (iv) of this Section 6 or in Section 8, and (2) in connection with the issuance of Common Stock (including any share of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (i) above) (appropriately adjusted for stock splits and combinations) to directors, officers, or employees of, or consultants to, Company under any stock option or other similar incentive plan approved by the Board of Directors of Company as in effect on the date of this Warrant.
(iii)	If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of
Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.
(iv)	If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.
(v)	In case, at any time during the Term of this Warrant, Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its
Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.
(vi)	All calculations under this Section 6 shall be made to the
nearest cent or to the nearest one-tenth (1/10) of a share, as the case may
be.
(vii)	For the purpose of any computation pursuant to this Section 6, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question
(as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any
similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of Company or, if such determination cannot be made or if Holder disputes in writing any determination so made by the Company's Board of Directors within 30 days of being informed of such determination, by a nationally recognized independent investment banking or accounting firm selected by the Board of Directors of Company (or if such selection cannot be made, by a nationally recognized independent investment banking or accounting firm selected by the American Arbitration Association in accordance with its rules).
(viii)	Whenever the Warrant Price shall be adjusted as provided in
this Section 6, Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its, his or her address appearing on Company's records.  Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of clause (x) of this Section 6.
(ix)	Adjustments made pursuant to clauses (iii), (iv) and (v) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.
(x)	In the event Company shall propose to take any action of the types described in clauses (iii), (iv), or (v) of this Section 6, Company shall forward, at the same time and in the same manner, to Holder such notice, if any, which Company shall give to the holders of capital stock of Company.
(xi)	In any case in which the provisions of this Section 6 shall
require that an adjustment shall become effective immediately after a record date for an event, Company may defer until the occurrence of such event issuing to Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 7.	Ownership.
7.1	  Ownership of This Warrant.
  Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 7.
7.2	  Transfer and Replacement.
  This Warrant and all rights hereunder are transferable in whole or in part upon the books of Company by Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of Holder, if a partial transfer is effected) shall be made and delivered by Company upon surrender of this Warrant duly endorsed, at the office of Company referred to in Section 14 hereof, together with a properly executed Assignment (in the form of Exhibit B or Exhibit C hereto, as the case may be). Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, Company shall make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by Holder. Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.
SECTION 8.	Mergers, Consolidation, Sales.
  In the case of any proposed consolidation or merger of Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, Company shall give 30 days' prior written notice thereof to Holder hereof and lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.
SECTION 9.	Notice of Dissolution or Liquidation.
  In case of any distribution of the assets of Company in dissolution or liquidation (except under circumstances when the foregoing Section 8 shall be applicable), Company shall give notice thereof to Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.
SECTION 10.	Notice of Extraordinary Dividends.
  If the Board of Directors of Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, Company shall mail notice thereof to Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 10 shall not apply to distributions made in connection with transactions covered by Section 8.
SECTION 11.	Fractional Shares.
  Fractional shares shall not be issued upon the exercise of this
Warrant but in any case where Holder would, except for the provisions of this Section 11, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of Company) over the Warrant Price for such fractional share.
SECTION 12.	Special Arrangements of Company.
  Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by Holder:
12.1	  Shall Not Amend Certificate.
  Company shall not amend its certificate or articles, as the case may be, of incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof.
12.2	  Shall Bind Successors.
  This Warrant shall be binding upon any corporation or other person or entity succeeding to Company by merger, consolidation or acquisition of all or substantially all of Company's assets.
SECTION 13.	Registration.
  Company covenants and agrees that the shares of Common Stock issuable upon the exercise of this Warrant shall be entitled to the benefits of the registration rights set forth in Exhibit D attached hereto.
SECTION 14.	Notices.
  Any notice or other document required or permitted to be given or delivered to Holder shall be delivered at, or sent by certified or registered mail to, Holder at its address for notices set forth in the Agreement or to such other address as shall have been furnished to Company in writing by Holder. Any notice or other document required or permitted to be given or delivered to Company shall be delivered at, or sent by certified or registered mail to, Company at its address for notices set forth in the Agreement or to such other address as shall have been furnished in writing to Holder by Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.
SECTION 15.	No Rights as Stockholder; Limitation of Liability.
  This Warrant shall not entitle Holder to any of the rights of a shareholder of Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Warrant Price hereunder or as a shareholder of Company, whether such liability is asserted by Company or by creditors of Company.
SECTION 16.	Law Governing.
  THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
SECTION 17.	Amendments.
  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.
IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer this 29th day of April, 2002.
CTC COMMUNICATIONS GROUP, INC.


By:
Title:




EXHIBIT A

FORM OF NOTICE OF EXERCISE
[To be signed only upon exercise of the Warrant]
TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE ATTACHED WARRANT
The undersigned hereby exercises the right to purchase _________
shares of Common Stock which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith
[check appropriate box(es)]
?	makes payment of $__________ therefor in cash;
?	makes payment of $__________ therefor through cancellation of indebtedness; or
?	directs Company to issue ______ shares, and to withhold ____ shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.
All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of CTC Communications Group, Inc. shall be:
The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]


By:
Title:
Dated:



EXHIBIT B

FORM OF ASSIGNMENT
(ENTIRE)
[To be signed only upon transfer of entire Warrant]
TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT
FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the attached Warrant, and the undersigned does hereby irrevocably constitute and appoint _____________________ Attorney to transfer said Warrant on the books of CTC Communications Group, Inc., with full power of substitution.

[Type Name of Holder]


By:
Title:
Dated:


NOTICE:
The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


EXHIBIT C

FORM OF ASSIGNMENT
(PARTIAL)
[To be signed only upon partial transfer of Warrant]
TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE ATTACHED WARRANT
FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _______________________________ (i) the rights of the undersigned to purchase ___ shares of Common Stock under and pursuant to the attached Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the attached Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis. The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer said Warrant on the books of CTC Communications Group, Inc., with full power of substitution.

[Type Name of Holder]


By:
Title:
Dated:
NOTICE:
The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


EXHIBIT D
REGISTRATION RIGHTS
The Common Stock issuable upon exercise of the attached Warrant shall be deemed "registrable securities" under, and Holder of the attached Warrant shall otherwise be entitled to the benefit of, the following agreement (the "Agreement") between Company and its investor(s):
None
[Identify Agreement by date, title and parties.]
Company agrees that no amendments shall be made to the Agreement which would have an adverse impact on Holder's registration rights thereunder without the consent of Holder. By acceptance of the Warrant to which this Exhibit D is attached, Holder shall be deemed to be a party to the Agreement.
If no Agreement is identified above, then Holder shall be entitled to the benefits of the following registration rights (hereinafter referred to as the "Registration Rights") which shall be incorporated into and deemed part of the attached Warrant; provided, that the Registration Rights granted pursuant to Section 4 below shall be effective notwithstanding the existence of non-existence of any Agreement:
1.	Certain Definitions.
  As used herein, the following terms shall have the following respective meanings (any capitalized terms used in these Registration Rights and not otherwise defined below to have the meanings ascribed to them in the attached Warrant):
"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
"Holder" shall mean any holder of Registrable Securities.
"Other Shareholders" shall mean holders of securities of Company who are entitled by contract with Company or who are permitted by Company to have securities included in a registration of Company's securities.
The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement. "Registrable Securities" shall mean the Warrant Shares less any
Warrant Shares theretofore sold to the public or in a private placement. "Registration Expenses" shall mean all expenses incurred by Company in compliance with Section 2 and 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Company, which shall be paid in any event by Company).
2.	Company Registration.
(a)	Notice of Registration.  If Company shall determine to register any of its Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either for its own account or for the account of any Other Shareholder other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or any other registration on any registration form which does not permit secondary sales, Company shall:
(i)	promptly give to each Holder written notice thereof (which
shall include a list of the jurisdictions in which Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
(ii)	include in such registration (and any related qualification
under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from Company described in clause (i) above, subject to (a) requirements and rights existing as of the date of this Warrant of Other Shareholders, and (b) any limitations on the number of shares as set forth in Section 2(b) below.
(b)	Underwriting.  If the registration of which Company gives notice is for a registered public offering involving an underwriting, Company shall so advise Holders as part of the written notice given pursuant to
Section 2(a)(i). In such event, the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Company.
Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing or other factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders (if any) shall be allocated among such Holders, directors and officers and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.
If any Holder of Registrable Securities or any officer, director or
Other Shareholder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.
3.	Registration Rights.
  In the event that Company grants after the date hereof registration rights, including demand registration rights, to any other holder of securities of Company, Company shall promptly give to Holder written notice thereof and, if in the opinion of Holder such registration rights are more favorable than the registration rights provided under the attached Warrant, Holder shall so notify Company within thirty (30) days of receipt of the foregoing notice from Company. Holder shall have the right, upon notice to Company after receipt of the Company's notice to Holder as set forth immediately above, to deem such registration rights to be incorporated into the attached Warrant, whereupon such registration rights shall automatically be deemed to be incorporated in the attached Warrant.
4.	Demand Registration Rights.  After receipt of a written request from a Holder representing at least an aggregate of twenty percent (20%) of the total of all Warrant Shares then subject to purchase upon exercise of the Warrant, requesting that the Company register Warrant Shares issuable upon Holder's exercise of the Warrant or any of the Warrant Shares under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all Holders of Warrants or Warrant Shares in writing of the receipt of such request and each such Holder may elect, by written notice to the Company within fifteen
(15) business days from the date of such Holders's receipt of the Company's notice, to have its Warrant Shares included in such registration. The Company shall, as expeditiously as possible following such request, use its best efforts to effect the registration under the Securities Act of all Warrant Shares which the Company has been requested to register by Holder for sale, all to the extent requested to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrant Shares so registered; provided, that the Company shall not be required to effect more than three (3) registrations of any Warrant Shares pursuant to this Section 4, not including registration statements on Form S-3 which shall not count for purposes of this limitation. No holder of any other warrant issued after the date of this Warrant shall receive or be entitled to receive registration rights that are more favorable than the registration rights available to Holder pursuant to this Section 4.
5.	Expenses of Registration.
  Company (or Other Shareholders) shall bear all Registration
Expenses incurred in connection with any registration, qualification and compliance by Company (or such Other Shareholders) pursuant to Sections 2
and 4.   .
6.	Registration Procedures.
  In the case of each registration effected by Company pursuant to these Registration Rights, Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Company shall, at its expense:
(i)	keep such registration effective for a period of one hundred twenty (120) days or until Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;
(ii)	furnish such number of prospectuses and other documents
incident thereto as a Holder from time to time may reasonably request; and
(iii)	use its best efforts to register or qualify the Registrable
Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance, unless Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.
7.	Indemnification.
(i)	Company, with respect to each registration, qualification and compliance effected pursuant to these Registration Rights, shall indemnify and hold harmless each Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Company of the Securities Act or any rule or regulation thereunder applicable to Company and relating to action or inaction required of Company in connection with any such registration, qualification or compliance, and shall reimburse each such Holder, each of its officers, directors, partners, and agents, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to Company by such Holder or underwriter, as the case may be, and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance.
(ii)	Each Holder shall, if Registrable Securities held by it, him or her are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Company, each of its directors and officers and each underwriter, if any, of Company's securities covered by such a registration statement and each party who controls Company or such underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Company and such directors, officers, partners, agents, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to Company by such Holder and stated to be specifically for use in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance; provided, however, that the obligations of such Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold as contemplated herein.
(iii)	Each party entitled to indemnification under this Section 6
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under these Registration Rights. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall provide such information as may be reasonably requested by an Indemnifying Party in order to enable such Indemnifying Party to defend a claim as to which indemnity is sought.
8.	Information by Holder.
  Each Holder shall furnish to Company such information regarding such Holder as Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in these Registration Rights.
9.	Rule 144 Reporting.
  With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, Company agrees to:
(i)	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times that Holder holds Registrable Securities from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by Company for an offering of its securities to the general public;
(ii)	File with the Commission in a timely manner all reports and
other documents required of Company under the Exchange Act at any time after it has become subject to such reporting requirements; and
(iii)	So long as Holder owns any Registrable Securities, furnish to
Holder forthwith upon request a written statement by Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the end of the ninety (90) day period referred to in clause (i)), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Company, and such other reports and documents so filed as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.